SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1933

July 15, 2003

Date of Report (date of earliest event reported)

Pervasive Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices)

(512) 231-6000

(Registrant’s telephone number, including area code)

ITEM 5. OTHER ITEMS

Pervasive Software Inc. (the “Company”) hereby announces that its board of directors approved a new stock repurchase plan whereby the Company may repurchase shares of its common stock. Under the program, the Company may repurchase shares of its common stock with a value of up to $5 million. Under the prior program that expires July 21, 2003, more than 963,000 shares of the Company’s common stock have been repurchased on the open market at a total cost of approximately $2.4 million. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Pervasive Software Inc. Press Release dated July 15, 2003

ITEM 9. REGULATION FD DISCLOSURE

In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under Item 12 of Form 8-K, “Results of Operations and Financial Condition” is instead furnished under “Item 9. Regulation FD Disclosure.”

On July 15, 2003, Pervasive Software, Inc. announced its results of operations for the fiscal year ended June 30, 2003. A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2003

PERVASIVE SOFTWARE INC.

By:	/s/ John Farr
John Farr Chief Financial Officer

EXHIBIT INDEX

99.1	Pervasive Software Inc. Press Release dated July 15, 2003